EXHIBIT 99.2
LETTER OF TRANSMITTAL AND ELECTION FORM
TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE, OF ALPHASMART, INC. (“ALPHASMART COMMON STOCK”) WHEN SUBMITTED PURSUANT TO AN ELECTION IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JANUARY 24, 2005 AND AMENDED AS OF APRIL 20, 2005 (THE “MERGER AGREEMENT”), BY AND AMONG RENAISSANCE LEARNING, INC., A WISCONSIN CORPORATION (“RENAISSANCE”), ALPHASMART, INC., A DELAWARE CORPORATION (“ALPHASMART”), RLI ACQUISITION CORP., INC., A WHOLLY OWNED SUBSIDIARY OF RENAISSANCE (“MERGER SUB”) AND RLI ACQUISITION SUB, LLC, A WHOLLY OWNED SUBSIDIARY OF RENAISSANCE (THE “LLC”). THE MERGER AGREEMENT PROVIDES, IN THE STEP ONE MERGER (THE “STEP ONE MERGER”), FOR THE COMBINATION OF ALPHASMART AND MERGER SUB INTO A SINGLE CORPORATION THROUGH THE MERGER OF MERGER SUB WITH AND INTO ALPHASMART, AND, IN THE STEP TWO MERGER (THE “STEP TWO MERGER”), FOR THE SUBSEQUENT MERGER OF ALPHASMART (AS THE SURVIVING CORPORATION IN THE STEP ONE MERGER) WITH AND INTO THE LLC, WITH THE LLC BEING THE ULTIMATE SURVIVING ENTITY OF THE STEP TWO MERGER AS A WHOLLY OWNED SUBSIDIARY OF RENAISSANCE (THE STEP ONE MERGER AND THE STEP TWO MERGER, TAKEN TOGETHER, ARE REFERRED TO AS THE “MERGERS”).
A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND ELECTION FORM, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES AS SPECIFIED HEREIN (COLLECTIVELY, AN “EFFECTIVE ELECTION”), MUST BE RECEIVED BY WELLS FARGO BANK, N.A. (THE “EXCHANGE AGENT”) BY THE CLOSE OF BUSINESS ON THE LAST BUSINESS DAY PRIOR TO        ●       , 2005 (THE “ELECTION DEADLINE”). DELIVERY OF SHARES OF ALPHASMART COMMON STOCK MAY ALSO BE MADE BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY (“DTC”) BY THE ELECTION DEADLINE. ALL ELECTIONS WILL BE IRREVOCABLE AFTER 5:00 P.M., CENTRAL TIME, ON THE DATE OF THE ELECTION DEADLINE. IF A HOLDER OF ALPHASMART COMMON STOCK (AN “ALPHASMART STOCKHOLDER” OR “HOLDER”) DOES NOT MAKE AN EFFECTIVE ELECTION, AS DETERMINED AT THE SOLE DISCRETION OF RENAISSANCE, WHICH IT MAY DELEGATE IN WHOLE OR IN PART TO THE EXCHANGE AGENT, SUCH ALPHASMART STOCKHOLDER WILL BE DEEMED TO HAVE MADE A STOCK ELECTION, AS DESCRIBED BELOW.
      The undersigned authorizes and instructs the Exchange Agent, promptly following the Effective Time, to deliver such certificates and to receive on behalf of the undersigned, in exchange for the shares of AlphaSmart Common Stock represented thereby, any check for the cash or any certificate for the shares of Renaissance Common Stock issuable in the Step One Merger. If certificates are not delivered herewith, there is furnished below a guarantee of delivery of such certificates for shares of AlphaSmart Common Stock from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, or there is confirmation of a book-entry transfer of the shares of AlphaSmart Common Stock into the Exchange Agent’s account at DTC.
      Unless otherwise indicated under Special Payment Instructions, please issue any check and any certificate for shares of Renaissance Common Stock in the name of the undersigned, the registered Holder(s) of the AlphaSmart Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and any certificate for shares of Renaissance Common Stock to the undersigned, the registered Holder(s) of the AlphaSmart Common Stock, at the address or addresses shown below. If the Step One Merger does not take place for any reason, please promptly return my stock certificates to me.
To: Wells Fargo Bank, N.A., Exchange Agent (Telephone: 800-380-1372)*

By Mail:	By Hand or Overnight Delivery:

Wells Fargo Bank, N.A	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services
Corporate Actions Department	Corporate Actions Department
P.O. Box 64858	161 North Concord Exchange
St. Paul, Minnesota 55164-0858	South St. Paul, Minnesota 55075

*	Deliveries made to an address other than any of the addresses stated above will not be acceptable and Wells Fargo Bank, N.A. will not be responsible therefor.

Certificate(s) or Guarantee(s) of Delivery Enclosed
(Attach separate list if necessary)

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)(1)	Number of Shares

Total Shares

(1)	Need not be completed by stockholders who deliver shares of AlphaSmart Common Stock by book-entry transfer.
PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS
A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND ELECTION FORM, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES, MUST BE RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. DELIVERY OF SHARES OF ALPHASMART COMMON STOCK MAY ALSO BE MADE BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC BY THE ELECTION DEADLINE. IF AN ALPHASMART STOCKHOLDER DOES NOT MAKE AN EFFECTIVE ELECTION, AS DETERMINED AT THE SOLE DISCRETION OF RENAISSANCE, WHICH IT MAY DELEGATE IN WHOLE OR IN PART TO THE EXCHANGE AGENT, SUCH ALPHASMART STOCKHOLDER WILL BE DEEMED TO HAVE MADE A STOCK ELECTION.
Type of Election (See Instructions B, C and E) (Please check one box ONLY):
      ☐     Cash Election
      ☐     Stock Election
      ☐     Combination Election
      IMPORTANT: If you make a cash election, stock election or a combination election, the form of merger consideration that you actually receive may be adjusted as a result of the redesignation procedures of the Merger Agreement and described in the Proxy Statement/ Prospectus.
EXCHANGE OF SHARES BY BOOK-ENTRY TRANSFER

☐	Check here if shares of AlphaSmart common stock are being delivered by book-entry transfer to the Exchange Agent’s account at DTC and complete the following:
Name of Record Holder(s):

Address:

Certificate No.(s) (if available):

Name of Tendering Institution:

Institution Account Number:

      For assistance completing this section, please contact your broker.

GUARANTEE OF DELIVERY
(To be used only if certificates are not surrendered herewith and the stockholder is not exchanging shares by book-entry transfer)

The undersigned is (check applicable box):

☐  a member of a registered national securities exchange; or

☐  a member of the National Association of Securities Dealers, Inc.; or

☐  a commercial bank or trust company having an office or correspondent in the United States;

and guarantees to deliver to the Exchange Agent the certificates for shares of AlphaSmart Common Stock to which this Letter of Transmittal and Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of AlphaSmart, no later than 5:00 P.M., Central Time, on the third business day after the Election Deadline.	Firm — (Please Print) (Authorized Signature) (Address, Including Zip Code) (Area Code and Telephone Number) (Dated)

SPECIAL PAYMENT INSTRUCTIONS
(see Instructions E(7) and E(9))
   To be completed only if the checks are to be made payable to or the certificates for shares of Renaissance Common Stock are to be registered in the name of someone other than the registered Holder(s) of AlphaSmart Common Stock.

Name(s)

(Please Print)
Address

(Including Zip Code)

(Tax Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS
(see Instruction E(8))
   To be completed ONLY if the checks are to be made payable to or the certificates for shares of Renaissance Common Stock are to be issued in the name of the registered Holder(s) of AlphaSmart Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder(s) set forth below.
Name:

(Please Print)
Address:

(Include Zip Code)

(Social Security Number)
Sign here and, if required, have signatures guaranteed
(See Instruction E(7) concerning signature guarantee)

Name(s)

(Please Print)

Name(s)

(Please Print)

Name(s)

(Signature(s) of Owner(s))	(Please Print)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, set forth full title and see Instruction E(3).

Medallion Signature(s) Guaranteed:
See Instruction E(7)	Address (Daytime Area Code and Telephone Number) (Tax Identification or Social Security Number)

Dated: -------------------- , 200-----
(Authorized Signature)

IMPORTANT TAX INFORMATION
Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in the W-9 Box below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding. See Instruction E(12) for instructions concerning the completion of the Substitute Form W-9 below.

SUBSTITUTE Form W-9	Part 1—Please provide your name and correct taxpayer identification number (“TIN”) in the spaces at the right and certify by signing and dating below.	Name Address Social Security Number — — OR Employer Identification Number —

Department of the Treasury Internal Revenue Service	Part 2—Check This Box☐ If You Are Awaiting Your TIN: CERTIFICATION—Under penalties of perjury, I certify that:
Payer’s Request for Taxpayer Identification Number (TIN)	(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding under the provisions of the Internal Revenue Code because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

 Signature:                                                                                    Date:

If you checked the box in part 2 of the W-9 Box above, you must complete the Awaiting TIN Box.

Awaiting TIN Box	CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that 28% of all reportable payments made to me may be withheld until I provide a TIN.

Signature:                                                                                                        Date:

Ladies and Gentlemen:
      In connection with the Step One Merger, the undersigned hereby submits the certificates listed above for AlphaSmart Common Stock and makes one of the following elections regarding the type of merger consideration the undersigned wishes to receive in exchange for the undersigned’s AlphaSmart Common Stock (subject, in each case, to redesignation as provided for in the Merger Agreement) represented by such certificate exchanged at the effective time of the Step One Merger (the “Effective Time”): (i) a “cash election” of $3.75 in cash per share, without interest; (ii) a “stock election” pursuant to which each share of AlphaSmart Common Stock will be converted into a fraction of a share of Renaissance common stock, par value $.01 per share (“Renaissance Common Stock”), based on an exchange rate determined as described below; or (iii) a “combination election” whereby 55% of the undersigned’s AlphaSmart shares will be exchanged for cash and 45% of the undersigned’s AlphaSmart shares will be exchanged for shares of Renaissance Common Stock based on the exchange rate, all as determined in accordance with Section 1.7 of the Merger Agreement.
      I understand that if I receive Renaissance Common Stock in exchange for shares of AlphaSmart Common Stock, the number of shares of Renaissance Common Stock that I will receive for each share of AlphaSmart Common Stock will be based on an exchange rate determined by dividing $3.75 by the “Renaissance average price.” The “Renaissance average price” means the volume weighted average price per share of Renaissance Common Stock for the 10 consecutive trading days in which such shares are traded on the Nasdaq National Market System ending on the third trading day prior to, but not including, the date of the special meeting of AlphaSmart Stockholders.
      The total number of shares of Renaissance Common Stock I will receive will be the product of the exchange rate multiplied by the number of my shares of AlphaSmart Common Stock that are to be exchanged for Renaissance Common Stock. I will receive certificates for full shares and a cash payment (without interest, rounded up to the nearest whole cent) for any fractional share based on the closing price per share of Renaissance Common Stock as reported on the Nasdaq National Market System on the trading day immediately before the Effective Time.
      I understand that if I make a stock election, the form of merger consideration that I actually receive may be adjusted as a result of the redesignation procedures of the Merger Agreement which require that the number of shares of AlphaSmart Common Stock exchanged for Renaissance Common Stock shall not exceed 45% of the number of shares of AlphaSmart Common Stock outstanding immediately prior to the Effective Time, not less than 55% of the outstanding shares of AlphaSmart Common Stock outstanding immediately prior to the Effective Time shall be exchanged for cash and that any election is subject to redesignation if necessary to ensure that the Mergers together qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (as further described below). I understand that if the stock election is oversubscribed and I have made a stock election, the redesignation procedures will cause me to receive part cash and part Renaissance Common Stock. If, after the results of the letter of transmittal and election forms are calculated, the number of shares of AlphaSmart Common Stock to be exchanged for Renaissance Common Stock exceeds the 45% threshold, all Holders who have made stock elections will, on a pro rata basis, have a portion of their stock election shares redesignated as cash election shares so that the total number of shares of AlphaSmart Common Stock to be exchanged for shares of Renaissance Common Stock will not exceed the 45% threshold. The pro rata amount will be determined by multiplying the number of shares of AlphaSmart Common Stock subject to a stock election by the “cash proration factor.” The cash proration factor is equal to one (1) minus a fraction, the numerator of which is the difference of (i) the maximum number of shares of AlphaSmart Common Stock that may be subject to a stock election and (ii) 45% of the total number of shares of AlphaSmart Common Stock subject to a combination election and the denominator of which is the total number of shares of AlphaSmart Common Stock subject to a stock election. These redesignation procedures are further subject to adjustment with respect to the continuity of interest test discussed below.
      Holders of AlphaSmart Common Stock who elect to receive merger consideration in the form of a cash election or a combination election will not be subject to redesignation, except to the extent necessary to satisfy the continuity of interest test discussed below.
      If either respective tax opinion of counsel for Renaissance or AlphaSmart required under the Merger Agreement cannot be rendered because the counsel charged with providing such opinion reasonably determines that the Step One Merger and Step Two Merger, taken together, may not satisfy the continuity of interest requirements for a tax-free reorganization (the “continuity of interest test”), then Renaissance will reduce the number of shares of AlphaSmart

Common Stock to be converted into the right to receive cash and increase the number of shares of AlphaSmart Common Stock to be converted into the right to receive Renaissance Common Stock. The continuity of interest test requires that, after the Step One and Step Two Mergers, Holders must continue to own a substantial part of the value of their proprietary interests in AlphaSmart by virtue of their ownership of Renaissance Common Stock. There is no definitive standard for determining whether the continuity of interest test has been met. For purposes of rendering the tax opinions, however, the continuity of interest test will be considered satisfied if the value, as of the effective time of the Step One Merger, of the Renaissance Common Stock received by the Holders constitutes at least 40% of the total value of the aggregate transaction consideration. Aggregate transaction consideration, for purposes of this calculation, will consist of both the consideration received by AlphaSmart stockholders in exchange for their AlphaSmart common stock in the step one merger, including amounts received by AlphaSmart stockholders exercising their appraisal rights, and cash amounts received by holders of “in-the-money” options that are not exercised before closing of the step one merger. Although the exchange rate will be determined using the Renaissance average price, for purposes of the “continuity of interest test,” tax counsel will consider the value of a share of Renaissance Common Stock to be the average of the high and low trading price of a share of Renaissance Common Stock as reported on the Nasdaq National Market System on the last trading day prior to the date of the closing of the Step One Merger, which is referred to as the closing date price. If less than 40% of the total value of the transaction consideration consists of Renaissance Common Stock (calculated using the closing date price), then the Exchange Agent, after consultation with Renaissance and tax counsels of Renaissance and AlphaSmart, will determine the number of cash election shares that must be redesignated as stock election shares in order to enable the tax opinions to be rendered. This redesignation of cash election shares as stock election shares will be made using the Renaissance average price. After the Exchange Agent makes this determination, all Holders who have made cash elections will, on a pro rata basis, have a portion of their cash election shares redesignated as stock election shares in such amounts so that the relevant tax opinions may be rendered. If further adjustment is necessary to enable the tax opinions to be rendered, all Holders who have made combination elections will likewise, on a pro rata basis, have a portion of the cash consideration to which they would otherwise be entitled redesignated as stock.
      It is understood that this election is subject to the terms, conditions and limitations set forth in (i) the proxy statement/ prospectus dated        ●       , 2005, relating to the Mergers (the “Proxy Statement/ Prospectus”), receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement included as Appendix A to the Proxy Statement/ Prospectus, and (iii) the Instructions that accompany this letter of transmittal and election form.

INSTRUCTIONS

A.	Special Conditions.

1.	Time in Which to Elect. To be effective, an Election (as hereinafter defined) on this form must be properly completed, signed, submitted to and received by the Exchange Agent, accompanied by the above-described certificates representing shares of AlphaSmart Common Stock or a proper guarantee of delivery thereof or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC, at the address set forth above, no later than the Election Deadline. All elections will be irrevocable after 5:00 P.M., Central Time, on the date of the Election Deadline. AlphaSmart Stockholders whose certificates are not immediately available may also make an Election by completing this form or a facsimile thereof, having the Guarantee of Delivery box properly completed and duly executed (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of AlphaSmart, no later than 5:00 P.M., Central Time, on the third business day after the Election Deadline). Holders whose Election Forms and certificates (or proper guarantees of delivery of certificates) are not so received will not be entitled to specify their preference and will be deemed to have made a stock election, determined in accordance with Section 1.7 of the Merger Agreement. See Instruction C.

2.	Change or Revocation of Election. All Elections will be irrevocable after 5:00 P.M. Central Time, on the date of the Election Deadline. Once an AlphaSmart Stockholder delivers a Letter of Transmittal and Election Form to the Exchange Agent, such stockholder may not sell, transfer or otherwise dispose of his or her AlphaSmart Common Stock. An AlphaSmart Stockholder who has made an Election may change their Election by contacting the Exchange Agent (Telephone: 800-380-1372), to receive instructions on how to withdraw their original election. The exchange agent will direct the AlphaSmart Stockholder to submit a withdrawal request in writing via mail or facsimile. Upon receipt of the withdrawal request, the Exchange Agent will return the original Letter of Transmittal and Election Form, and if the AlphaSmart Stockholder is the registered owner of their shares, the stock certificates representing their shares of AlphaSmart Common Stock. The AlphaSmart Stockholder must then submit another properly completed Letter of Transmittal and Election Form and, if they are the registered owner of their shares, the stock certificates representing their shares of AlphaSmart Common Stock. An AlphaSmart Stockholder who has made an Election through a broker must follow directions received from that broker to change their Election. An AlphaSmart Stockholder will be unable to change their election if these processes are not fully completed prior to the Election Deadline.

3.	Nullification of Election. All Letters of Transmittal and Election Forms will be void and of no effect if the Step One Merger is not consummated, and certificates submitted therewith shall be promptly returned to the persons submitting the same.

B.	Types of Elections.
      Subject to the provisions of Section 1.7 of the Merger Agreement, each Holder may make one of the following elections regarding the type of merger consideration such Holder wishes to receive in exchange for such Holder’s AlphaSmart Common Stock at the Effective Time (understanding the election is subject to redesignation as described in this Letter of Transmittal and Election Form as well as in the Proxy Statement/ Prospectus): (i) a “cash election” of $3.75 in cash per share, without interest; (ii) a “stock election” pursuant to which each Holder’s shares of AlphaSmart Common Stock will be converted into shares of Renaissance Common Stock based on an exchange rate determined as described below; or (iii) a “combination election” whereby 55% of a Holder’s AlphaSmart shares will be exchanged for cash and 45% of a Holder’s AlphaSmart shares will be exchanged for shares of Renaissance Common Stock based on the exchange rate. If a Holder receives Renaissance Common Stock in exchange for shares of AlphaSmart Common Stock, the number of shares of Renaissance Common Stock that such Holder will receive for each share of AlphaSmart Common Stock will be based on an exchange rate determined by dividing $3.75 by the “Renaissance average price.” The “Renaissance average price” means the volume weighted average price per share of Renaissance Common Stock for the 10 consecutive trading days in which such shares are traded on the Nasdaq

National Market System ending on the third trading day prior to, but not including, the date of the special meeting of AlphaSmart stockholders.
      By properly completing the box marked “Type of Election,” each Holder may indicate (an “Election”) the form of consideration that such Holder desires to receive for all shares of AlphaSmart Common Stock owned by such Holder.
      See Instruction E(5) for information concerning the submission of multiple Election Forms.

C.	Election and Redesignation Procedures.
      A description of the Election and redesignation procedures is set forth in the Proxy Statement/ Prospectus under “The Merger Agreement — Merger Consideration,” “The Merger Agreement — Election of Cash or Stock Consideration,” “The Merger Agreement — The Redesignation” and “The Merger Agreement — Continuity of Interest Test.” A full statement of the Election and redesignation procedures is contained in Article I of the Merger Agreement. All Elections are subject to compliance with the Election procedures and the redesignation procedures set forth in the Merger Agreement. IN CONNECTION WITH MAKING ANY ELECTION, EACH ALPHASMART STOCKHOLDER SHOULD READ CAREFULLY THE INFORMATION CONTAINED IN THE PROXY STATEMENT/ PROSPECTUS.

D.	Receipt of Checks and Renaissance Common Stock.
      As soon as practicable after the Effective Time, bank checks and/or certificates representing shares of Renaissance Common Stock will be distributed to those Holders who are entitled thereto and who have surrendered their certificates representing shares of AlphaSmart Common Stock, or made other arrangements if shares are held in book-entry form, to the Exchange Agent for cancellation. In no event shall the Holder of any surrendered certificate for shares of AlphaSmart Common Stock be entitled to receive any interest on any cash to be received in the Step One Merger.

E.	General.

1.	Execution and Delivery. This Letter of Transmittal and Election Form must be properly completed, signed and submitted to the Exchange Agent and either (i) such form must be accompanied by the certificates representing the shares of AlphaSmart Common Stock as to which the Election is being made (or by appropriate guarantee of delivery of such certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery), or (ii) a confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC must be received by the Exchange Agent. These materials must be delivered by mailing or otherwise delivered to the Exchange Agent at the address set forth above.
THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

2.	Inadequate Space. If there is insufficient space for any material required by this Letter of Transmittal and Election Form, please attach a separate sheet.

3.	Signatures. The signature (or signatures, in the case of certificates owned by two or more joint Holders) on the Letter of Transmittal and Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of AlphaSmart Common Stock described on the Letter of Transmittal and Election Form have been assigned by the registered Holder(s), in which event the Letter of Transmittal and Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.
      If the Letter of Transmittal and Election Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates with signature(s) guaranteed by a firm that is a member of the New York Stock Exchange Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).
      If the Letter of Transmittal and Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal and Election Form.
      Certificates may be surrendered by a firm acting as agent for the registered Holder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

4.	Multiple Elections Not Allowed. A Holder may make a single Election for all of such Holder’s shares of AlphaSmart Common Stock, different Elections may not be made for different portions of such Holder’s shares.

5.	Multiple Election Forms. Holders of record of shares of AlphaSmart Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Letter of Transmittal and Election Form covers all the shares of AlphaSmart Common Stock held by each such Representative for a particular beneficial owner.

6.	Checks and New Certificates in Same Name. If checks or certificates representing shares of Renaissance Common Stock are to be payable to the order of or registered in exactly the same name that appears on the old certificates representing shares of AlphaSmart Common Stock being submitted herewith, it will not be necessary to endorse the old certificates or to pay for transfer taxes.

7.	Checks and New Certificates in Different Name. If checks or stock certificates are to be payable to the order of or registered in other than exactly the name that appears on the old certificates submitted herewith, the certificates submitted must be properly endorsed, or accompanied by appropriate, signed stock powers, with the signature guaranteed by an Eligible Institution as described in E(3).

8.	Special Delivery Instructions. If the checks or the certificates for the shares of Renaissance Common Stock are to be issued in the name of the registered Holder(s) of shares of AlphaSmart Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder, it will be necessary to indicate such person or address in the space provided.

9.	Stock Transfer Taxes. Renaissance will bear the liability for any state stock transfer taxes applicable to the delivery of checks and stock certificates in connection with the Step One Merger; provided, however, that if any such check or certificate is to be issued or paid in the name of a person other than the person in whose name the certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered Holder of the certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent and Renaissance that such tax has been paid or is not applicable. The LLC may require any person claiming a certificate to have been lost, stolen or destroyed to provide indemnification to the LLC to protect it against possible loss prior to making any payment.

10.	Lost or Destroyed Certificate(s). If any AlphaSmart Common Stock certificate has been lost, stolen or destroyed, immediately notify AlphaSmart’s transfer agent in writing to receive instructions on replacing the lost certificates. The Exchange Agent cannot process your Letter of Transmittal and Election Form until any missing certificate has been replaced and forwarded to the Exchange Agent.

11.	Dividends on the Shares of Renaissance Common Stock. It is important that certificates representing AlphaSmart Common Stock be surrendered promptly because until so surrendered, the Holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on shares of Renaissance Common Stock, to the extent Holders of Renaissance Common Stock are entitled thereto. Upon surrender, any such dividends or other distributions payable from the Effective Time on the shares of Renaissance Common Stock, and any amounts payable in respect of fractional shares will be paid, without interest, to the recordholder(s) in whose name(s) the certificates representing the shares of Renaissance Common Stock were issued, subject to the terms of the Merger Agreement and applicable law.

12.	Substitute Form W-9. Under Federal income tax law, any person submitting this Letter of Transmittal and Election Form must provide to the Exchange Agent and Renaissance his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this Election Form. The TIN for an individual is his or her social security number.

      Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.
      Part 2 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of the W-9 Box is checked, such person must also complete the Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 2 of the W-9 Box is checked and the Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 28% of all payments made.
      The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this Election Form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this Election Form.

13.	Miscellaneous. All questions with respect to this Letter of Transmittal and Election Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of any Election and redesignation provisions in the Merger Agreement) will be determined by Renaissance and the Exchange Agent, which determinations shall be conclusive and binding.
      Additional copies of this Letter of Transmittal and Election Form may be obtained from the Exchange Agent (whose telephone number is 800-380-1372).